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                                                             EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT

  The following is a list of the Company's subsidiaries as of December
31, 1994, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                                                                   Percentage of
                                                                                                                   Voting Power
                                                                                                                     Owned by
                                                                                                                     Monsanto
                                                                                                                   -------------
               G. D. Searle & Co. (Delaware Corporation).........................................................       100

               Monsanto Europe, S.A. (Belgian Corporation).......................................................       100

               Monsanto International Holdings, Inc.
                 (Delaware Corporation)..........................................................................       100

               Monsanto International Sales Company, Inc.
                 (Virgin Islands Corporation)....................................................................       100

               Monsanto p.l.c. (United Kingdom Corporation)......................................................       100

               The NutraSweet Company (Delaware Corporation).....................................................       100

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